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                                                                    EXHIBIT 23.5



            CONSENT OF PERSON ABOUT TO BECOME CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER



    The undersigned acknowledges that the undersigned is named in the Form SB-2 Registration Statement ("Registration Statement") of The O'Boisie Corporation, an Illinois corporation (the "Company"), being filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), as a person who will become the Chairman of the Board and Chief Executive Officer of the Company prior to or following the effectiveness of the Registration Statement. Pursuant to Rule 438 promulgated under the Act, the undersigned hereby consents to the inclusion of the undersigned's name in the Registration Statement as a person about to become an executive officer of the Company.



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Dated: August 29,                          /s/ PETER J. VITULLI
1997                                       -------------------------------------------
                                           Peter J. Vitulli
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